QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.6

Independent Auditors' Consent

The Board of Directors
Carbon Energy Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of accounting for derivative instruments and hedging activities in 2001.

KPMG LLP

Denver, Colorado
August 22, 2003

QuickLinks

  Exhibit 23.6